Exhibit 32
Certification of the Chief Executive Officer and the Chief Financial Officer Pursuant to 18 U.S.C.
Section 1350
          Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we the undersigned Chief Executive Officer and Senior Vice President and Chief Financial Officer of First Business Financial Services, Inc., a Wisconsin Corporation, hereby certify, based on our knowledge that the Annual Report on Form 10-K of the Corporation for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition an results of operations of the Corporation.

/s/ Corey A. Chambas Corey A. Chambas Chief Executive Officer

March 13, 2007

/s/ James F. Ropella James F. Ropella Senior Vice President and Chief Financial Officer

March 13, 2007